Exhibit 99(i)
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Results Through Third Quarter 2009
Clarks Summit, PA, October 30/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported a net loss of $385 thousand or $0.22 per share for the nine months ended September 30, 2009, compared to net income of $4,700 thousand or $2.68 per share for the same period of 2008. The net loss was $3,375 thousand or $1.95 per share in the third quarter of 2009 compared to net income of $1,475 thousand or $0.84 per share for the same quarter of 2008. The net losses reported for nine months and quarter ended September 30, 2009, were primarily a result of recognizing a provision for loan losses of $8.7 million in the third quarter of 2009.
Return on average assets was (2.19)% for the third quarter and (0.08)% for the nine months ended September 30, 2009, compared to 1.00% and 1.10% for the respective 2008 periods. Return on average stockholders’ equity was (22.63)% and (0.87)%, respectively, for the third quarter and year-to-date 2009, compared to 10.31% and 11.17% for the same periods of 2008.
“Regulatory oversight of banks has intensified primarily as a result of the recent escalation of bank failures reported in 2009,” stated William F. Farber, Sr., President and Chief Executive Officer. “Regulators are being extremely critical in their evaluations of capital adequacy, and in particular, the reserves banks set aside for potential loan losses. As a result of this emphasis, coupled with the recent deterioration evidenced in the commercial and construction sectors of our loan portfolio and the continuation of the downturn in local economic conditions, we set aside additional reserves through recognizing a provision for loan losses of $8.7 million in the third quarter of 2009. The rapid devaluation of collateral values used to measure impairment on specifically identified loans, coupled with a shortening of the loss experience period utilized to estimate losses in the remainder of the portfolio, caused the large provision. With this provision, we believe the allowance for loan losses is adequate to absorb probable credit losses related to specifically identified criticized loans as well as probable incurred losses inherent in the remainder of the loan portfolio as of September 30, 2009. Our institution’s challenges are specifically limited to certain sectors of the loan portfolio, accounting for only a portion of the overall balance sheet, as we did not experience the recent losses recognized by many banks in their investment portfolios,” continued Farber. “Despite this significant charge, the Company’s regulatory capital ratios continued to exceed the levels required to be considered “well capitalized” under applicable regulatory guidelines. Going forward, we will focus our efforts on remedying the status of our nonperforming assets, while continuing to meet the banking needs of our customers. Our goal is to return to profitability as soon as we are able,” concluded Farber.
INCOME STATEMENT REVIEW
For the nine months ended September 30, tax-equivalent net interest income increased $352 thousand or 2.1% to $17,392 thousand in 2009 from $17,040 thousand in 2008. A $1,858 thousand or 19.7% decrease in interest expense was partially offset by a $1,506 thousand or 5.7% reduction in tax-equivalent interest revenue. The reduction in interest expense was a result of a decrease in our cost of funds of 79 basis points to 2.15% for the nine months ended September 30, 2009, from 2.94% for the same nine months of last year. We experienced significant reductions in the rates paid for all interest-bearing liability categories. Average interest-bearing liabilities grew $42.9 million or 10.0%, which partially mitigated the positive influence of the reduction in funding costs. The decline in interest revenue resulted primarily from an 88 basis point decrease in the tax-equivalent yield on earning assets to 5.67% for the nine months ended September 30, 2009, from 6.55% for the same period of 2008. Specifically, the tax-equivalent yield on the loan portfolio, which decreased 93 basis points to 5.71% in 2009 from 6.64% in 2008, had the greatest impact on interest revenue. Partially offsetting the decline in the tax-equivalent yield on earning assets was growth in average earning assets of $48.6 million or 9.0%. Average investments increased $35.8 million comparing the nine months ended September 30, 2009 and 2008. In addition, the average loan portfolio grew $19.2 million to $513.3 million in 2009 from $494.1 million in 2008. Our tax-equivalent net interest margin for the nine months ended September 30, contracted 26 basis points to 3.95% in 2009 compared to 4.21% in 2008.
The provision for loan losses equaled $8,670 thousand for the third quarter of 2009, compared to $400 thousand for the same quarter of 2008. The year-to-date provision for loan losses totaled $9,760 thousand in 2009, an increase of $8,747 thousand or 863.5% from $1,013 thousand in 2008. The large change in the provision for loan losses in 2009 reflects the effect of obtaining revised collateral valuations on certain large commercial real estate loans from independent appraisals which indicated significant market devaluations brought on by the rapid deterioration in the local economy. In addition, management revised its methodology for estimating losses in the remainder of the loan portfolio by shortening the number of periods considered for estimating loss factors in order to reflect the current market conditions. Management believes that recent historical data is a better basis for determining loss factors given the rapid economic decline in our market area.
Noninterest income for the third quarter rose $1,590 thousand to $2,520 thousand in 2009 from $930 thousand in 2008. Included in noninterest income in the third quarter of 2009 were net gains on the sale of available-for-sale investment securities of $1,385 thousand. Adjusting for these gains, noninterest income increased $205 thousand or 22.0%. Mortgage banking income increased $167 thousand, while service charges, fees and commissions rose $38 thousand. For the nine months ended September 30, 2009, noninterest income totaled $5,416 thousand, an increase of $2,483 thousand or 84.7% from $2,933 thousand for the same period last year. Included in year-to-date noninterest income in 2009 was a net gain of $294 thousand from the disposition of the former Tunkhannock and Eaton Township, Pennsylvania branch offices. In addition, noninterest income in 2009 included $1,499 thousand in net gains from the sale of available-for-sale investment securities. Due to the significantly lower mortgage rates, mortgage banking income increased $735 thousand comparing the nine months ended September 30, 2009 and 2008. Service charges, fees and commissions decreased $45 thousand or 1.8% to $2,444 thousand in 2009 from $2,489 thousand in 2008.
For the third quarter, noninterest expense increased $475 thousand or 11.6% to $4,558 thousand in 2009 from $4,083 thousand in 2008. The increase resulted primarily from a $611 thousand or 45.9% increase in other expenses. This increase was due largely to an increase in the cost of deposit insurance imposed by the FDIC on all insured-depository institutions to help mitigate the effects of recent bank failures on the Deposit Insurance Fund. Salaries and employee benefits expense decreased $144 thousand or 6.6%, while net occupancy and equipment expense increased $8 thousand. For the nine months ended September 30, 2009, noninterest expense increased $1,799 thousand or 14.9%. Other expenses rose $1,901 thousand or 49.6%, which was due primarily to the increase in FDIC insurance. Salaries and employee benefits and net occupancy and equipment expenses decreased $85 thousand and $17 thousand.

BALANCE SHEET REVIEW
Total assets amounted to $614.3 million at September 30, 2009, an increase of $3.5 million compared to $610.8 million at June 30, 2009. Loans, net of unearned income, decreased $3.8 million to $507.1 million at September 30, 2009, from $510.9 million at the end of the previous quarter. Available-for-sale investment securities declined $34.9 million to $38.3 million at the close of the third quarter from $73.2 million at June 30, 2009. Total deposits increased $16.3 million from $538.8 million at June 30, 2009, to $555.1 million at September 30, 2009. Federal funds sold amounted to $46.1 million at September 30, 2009. At June 30, 2009, there were $8.0 million in borrowed funds outstanding at the Federal Home Loan Bank of Pittsburgh.
Stockholders’ equity equaled $55.5 million or $32.30 per share at September 30, 2009, compared to $59.5 million or $34.64 per share at the end of the previous quarter. Dividends declared were $0.28 per share and $0.84 per share, for the third quarter and nine months ended September 30, 2009. At September 30, 2009, Community Bank and Trust Company, our wholly-owned subsidiary, reported Tier I, Total and Leverage risked based capital ratios of 9.2%, 10.5% and 7.9%, respectively. As a result, our bank subsidiary continued to exceed the requirements to be categorized as well capitalized under the regulatory framework for prompt corrective action at the end of the third quarter of 2009.
Nonperforming assets equaled $23.7 million or 4.65% of loans, net of unearned income and foreclosed assets at September 30, 2009, compared to $18.2 million or 3.69% one year earlier. Nonperforming assets equaled $23.0 million or 4.49% of loans, net of unearned income and foreclosed assets at June 30, 2009, and $24.2 million or 4.99% at December 31, 2008. The allowance for loan losses equaled $11.6 million or 2.28% of loans, net of unearned income, at September 30, 2009, compared to $4.7 million or 0.95% one year ago. Loans charged-off, net of recoveries, increased $2,503 thousand or 264.6% to $3,449 thousand for the nine months ended September 30, 2009, from $946 thousand for the same period last year.
Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 15 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS].

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2009	2009	2009	2008	2008

Key performance data:

Per share data:
Net income (loss)	$(1.95)	$0.70	$1.03	$0.58	$0.84
Cash dividends declared	$0.28	$0.28	$0.28	$0.27	$0.27
Book value	$32.30	$34.64	$34.22	$33.41	$32.45
Tangible book value	$32.10	$34.44	$34.02	$33.21	$32.25
Market value:
High	$40.00	$40.00	$40.99	$42.00	$44.92
Low	$31.00	$35.31	$35.04	$35.00	$40.75
Closing	$34.50	$40.00	$36.75	$35.01	$42.00
Market capitalization	$59,286	$68,651	$63,278	$60,569	$73,299
Common shares outstanding	1,718,439	1,716,263	1,721,845	1,730,062	1,745,220

Selected ratios:

Return on average stockholders’ equity	(22.63)%	8.18%	12.30%	6.96%	10.31%

Return on average assets	(2.19)%	0.79%	1.15%	0.65%	1.00%

Leverage ratio	8.68%	9.25%	9.10%	9.62%	9.81%

Total risk-based capital ratio	11.42%	11.97%	11.89%	12.17%	12.00%

Efficiency ratio	60.78%	74.60%	63.26%	71.88%	66.31%

Nonperforming assets to loans, net, and foreclosed assets	4.65%	4.49%	4.60%	4.99%	3.69%

Net charge-offs to average loans, net	2.42%	0.03%	0.23%	0.15%	0.65%

Allowance for loan losses to loans, net	2.28%	1.18%	1.09%	1.08%	0.95%

Earning assets yield (FTE)	5.35%	5.79%	5.88%	5.74%	6.21%

Cost of funds	2.07%	2.11%	2.27%	2.58%	2.74%

Net interest spread (FTE)	3.28%	3.68%	3.61%	3.16%	3.47%

Net interest margin (FTE)	3.70%	4.09%	4.05%	3.67%	4.06%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Sept. 30,	Sept. 30,
Nine Months Ended	2009	2008

Interest income:
Interest and fees on loans:
Taxable	$19,078	$21,979
Tax-exempt	1,883	1,694
Interest and dividends on investment securities available-for-sale:
Taxable	869	133
Tax-exempt	1,417	1,072
Dividends	29	39
Interest on federal funds sold	5	145
Total interest income	23,281	25,062

Interest expense:
Interest on deposits	7,492	9,269
Interest on short-term borrowings	97	178
Total interest expense	7,589	9,447
Net interest income	15,692	15,615
Provision for loan losses	9,760	1,013
Net interest income after provision for loan losses	5,932	14,602

Noninterest income:
Service charges, fees and commissions	2,444	2,489
Mortgage banking income	1,179	444
Net gain on sale of premises and equipment	294
Net gains on sale of investment securties available-for-sale	1,499
Total noninterest income	5,416	2,933

Noninterest expense:
Salaries and employee benefits expense	6,329	6,414
Net occupancy and equipment expense	1,849	1,866
Other expenses	5,735	3,834
Total noninterest expense	13,913	12,114
Income (loss) before income taxes	(2,565)	5,421
Provision for income tax expense (benefit)	(2,180)	721
Net income (loss)	$(385)	$4,700

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$1,473	$(1,024)
Reclassification adjustment for gains included in net income	(1,499)
Income tax benefit related to other comprehensive loss	(9)	(348)
Other comprehensive loss, net of income taxes	(17)	(676)
Comprehensive income (loss)	$(402)	$4,024

Per share data:
Net income (loss)	$(0.22)	$2.68
Cash dividends declared	$0.84	$0.81
Average common shares outstanding	1,722,994	1,750,872

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Three months ended	2009	2009	2009	2008	2008

Interest income:
Interest and fees on loans:
Taxable	$6,194	$6,436	$6,448	$6,442	$7,137
Tax-exempt	598	619	666	584	559
Interest and dividends on investment securities available-for-sale:
Taxable	205	315	349	356	52
Tax-exempt	407	473	537	443	351
Dividends	9	9	11	6	12
Interest on federal funds sold	4		1	8	133
Total interest income	7,417	7,852	8,012	7,839	8,244

Interest expense:
Interest on deposits	2,433	2,426	2,633	3,019	3,017
Interest on short-term borrowings	5	36	56	1
Total interest expense	2,438	2,462	2,689	3,020	3,017
Net interest income	4,979	5,390	5,323	4,819	5,227
Provision for loan losses	8,670	520	570	747	400
Net interest income (loss) after provision for loan losses	(3,691)	4,870	4,753	4,072	4,827

Noninterest income:
Service charges, fees and commissions	848	832	764	868	810
Mortgage banking income	287	490	402	160	120
Net gain on sale of premises and equipment			294
Net gains on sale of investment securities available-for-sale	1,385		114
Total noninterest income	2,520	1,322	1,574	1,028	930

Noninterest expense:
Salaries and employee benefits expense	2,025	2,164	2,140	2,117	2,169
Net occupancy and equipment expense	591	583	675	596	583
Other expenses	1,942	2,260	1,533	1,490	1,331
Total noninterest expense	4,558	5,007	4,348	4,203	4,083
Income (loss) before income taxes	(5,729)	1,185	1,979	897	1,674
Provision for income tax expense (benefit)	(2,354)	(30)	204	(103)	199
Net income (loss)	$(3,375)	$1,215	$1,775	$1,000	$1,475

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$1,118	$13	$342	$1,867	$(686)
Reclassification adjustment for gains included in net income	(1,385)		(114)
Income tax expense (benefit) related to other comprehensive income (loss)	(91)	4	78	635	(233)
Other comprehensive income (loss), net of income taxes	(176)	9	150	1,232	(453)
Comprehensive income (loss)	$(3,551)	$1,224	$1,925	$2,232	$1,022

Per share data:
Net income (loss)	$(1.95)	$0.70	$1.03	$0.58	$0.84
Cash dividends declared	$0.28	$0.28	$0.28	$0.27	$0.27
Average common shares outstanding	1,718,439	1,722,282	1,728,371	1,741,392	1,747,438

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Three months ended	2009	2009	2009	2008	2008

Net interest income:
Interest income
Loans, net:
Taxable	$6,194	$6,436	$6,448	$6,442	$7,137
Tax-exempt	906	938	1,009	884	847
Total loans, net	7,100	7,374	7,457	7,326	7,984
Investments:
Taxable	214	324	360	362	64
Tax-exempt	616	717	814	672	531
Total investments	830	1,041	1,174	1,034	595
Federal funds sold	4		1	8	133
Total interest income	7,934	8,415	8,632	8,368	8,712
Interest expense:
Deposits	2,433	2,426	2,633	3,019	3,017
Borrowed funds	5	36	56	1
Total interest expense	2,438	2,462	2,689	3,020	3,017
Net interest income	$5,496	$5,953	$5,943	$5,348	$5,695

Loans, net:
Taxable	5.45%	5.80%	5.84%	5.78%	6.42%
Tax-exempt	5.89%	5.66%	5.97%	6.34%	6.61%
Total loans, net	5.50%	5.78%	5.86%	5.84%	6.44%
Investments:
Taxable	3.10%	3.92%	4.29%	3.84%	5.60%
Tax-exempt	7.07%	7.43%	7.49%	7.73%	7.51%
Total investments	5.32%	5.81%	6.09%	5.70%	7.25%
Federal funds sold	0.11%		0.49%	0.36%	1.64%
Total earning assets	5.35%	5.79%	5.88%	5.74%	6.21%
Interest expense:
Deposits	2.08%	2.18%	2.38%	2.58%	2.74%
Borrowed funds	0.67%	0.68%	0.71%	1.01%
Total interest-bearing liabilities	2.07%	2.11%	2.27%	2.58%	2.74%
Net interest spread	3.28%	3.68%	3.61%	3.16%	3.47%
Net interest margin	3.70%	4.09%	4.05%	3.67%	4.06%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
At period end	2009	2009	2009	2008	2008

Assets:
Cash and due from banks	$8,728	$8,315	$9,441	$8,017	$11,174
Federal funds sold	46,100			12,700	8,000
Investment securities available-for-sale	38,302	73,169	75,249	80,574	76,706
Loans held for sale, net		787	2,243	1,390	1,243
Loans, net of unearned income	507,094	510,870	507,166	485,882	493,948
Less: allowance for loan losses	11,566	6,019	5,531	5,255	4,691
Net loans	495,528	504,851	501,635	480,627	489,257
Premises and equipment, net	11,631	11,709	11,785	11,753	11,345
Accrued interest receivable	2,597	2,526	2,456	2,143	3,072
Other assets	11,386	9,456	8,951	6,837	6,646
Total assets	$614,272	$610,813	$611,760	$604,041	$607,443

Liabilities:
Deposits:
Noninterest-bearing	$79,591	$82,002	$77,752	$79,674	$86,417
Interest-bearing	475,509	456,795	443,114	462,617	461,176
Total deposits	555,100	538,797	520,866	542,291	547,593
Borrowed funds		7,950	27,450
Accrued interest payable	1,185	1,696	2,124	1,815	1,446
Other liabilities	2,478	2,912	2,397	2,137	1,779
Total liabilities	558,763	551,355	552,837	546,243	550,818

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,718,439; 1,716,263; 1,721,845; 1,730,062; 1,745,220	567	566	568	571	576
Capital surplus	7,881	7,799	7,741	7,694	7,661
Retained earnings	45,407	49,263	48,793	47,862	47,949
Accumulated other comprehensive income	1,654	1,830	1,821	1,671	439
Total stockholders’ equity	55,509	59,458	58,923	57,798	56,625
Total liabilities and stockholders’ equity	$614,272	$610,813	$611,760	$604,041	$607,443

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Average quarterly balances	2009	2009	2009	2008	2008

Assets:
Loans, net:
Taxable	$451,025	$444,905	$447,922	$443,690	$442,039
Tax-exempt	61,000	66,500	68,567	55,436	50,964
Total loans, net	512,025	511,405	516,489	499,126	493,003
Investments:
Taxable	27,354	33,115	34,068	37,514	4,546
Tax-exempt	34,562	38,729	44,051	34,600	28,122
Total investments	61,916	71,844	78,119	72,114	32,668
Federal funds sold	14,709	37	833	8,897	32,297
Total earning assets	588,650	583,286	595,441	580,137	557,968
Other assets	22,649	30,625	27,910	31,815	30,657
Total assets	$611,299	$613,911	$623,351	$611,952	$588,625

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$464,411	$446,992	$449,242	$466,086	$437,595
Noninterest-bearing	81,047	82,221	79,997	85,434	91,084
Total deposits	545,458	529,213	529,239	551,520	528,679
Borrowed funds	2,970	21,359	31,773	393
Other liabilities	3,710	3,743	3,821	2,892	3,012
Total liabilities	552,138	554,315	564,833	554,805	531,691
Stockholders’ equity	59,161	59,596	58,518	57,147	56,934
Total liabilities and stockholders’ equity	$611,299	$613,911	$623,351	$611,952	$588,625

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
At quarter end	2009	2009	2009	2008	2008

Nonperforming assets:
Nonaccrual/restructured loans	$20,567	$20,166	$20,154	$23,068	$11,155
Accruing loans past due 90 days or more	1,177	1,139	1,402	835	7,085
Foreclosed assets	1,932	1,726	1,854	336
Total nonperforming assets	$23,676	$23,031	$23,410	$24,239	$18,240

Three months ended

Allowance for loan losses:
Beginning balance	$6,019	$5,531	$5,255	$4,691	$5,101
Charge-offs	3,133	147	324	196	844
Recoveries	10	115	30	13	34
Provision for loan losses	8,670	520	570	747	400
Ending balance	$11,566	$6,019	$5,531	$5,255	$4,691
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.

Co:	Comm Bancorp, Inc.
St:	Pennsylvania
In:	Fin
Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.